Exhibit 5.1


                                Joseph J. Tomasek
                                 Attorney At Law
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876


                                January 20, 2004


Coates Motorcycle Company, Ltd.
2100 Highway #34 & Ridgewood Road
Wall Township, New Jersey 07719

Ladies and Gentlemen::


         I have acted as counsel for Coates Motorcycle Company, Ltd., a Delaware corporation ("Coates Motorcycle"), in connection with the preparation of Registration Statement on Form SB-2 and all amendments thereto including, Amendment No. 3 (collectively, the "Registration Statement") to be filed by Coates Motorcycle with the Securities and Exchange Commission (the "Commission') on or about January 21, 2004, pursuant to the Securities Act of 1933 (the "Act"). The Registration Statement relates to up to 4,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common stock").

         I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Coates Motorcycle, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Coates Motorcycle and others.

         Based on such examination, I am of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully-paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the stock for offer and sale in those states and to the reference under the caption "Legal Matters" in the prospectus included in the Company's registration statement.


                                         Very truly yours,

                                         /s/ Joseph J. Tomasek
                                         -----------------------
                                         Joseph J. Tomasek, Esq.




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